EXHIBIT 99.2

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 22, 2016, Sun Communities, Inc. (the “Company”) and its primary operating subsidiary Sun Communities Operating Limited Partnership (the “Operating Partnership”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Carefree Communities Intermediate Holdings, L.L.C. (the “Seller”) with respect to the Operating Partnership’s acquisition from the Seller of all of the issued and outstanding shares of common stock of Carefree Communities Inc. (“Carefree Communities”). Carefree Communities directly or indirectly owns 103 manufactured home and recreational vehicle (“RV”) communities (collectively, the “Communities”), comprising 9,829 developed manufactured home sites, 17,725 RV sites and approximately 396 additional manufactured home sites and approximately 2,586 additional RV sites suitable for development. The Communities are concentrated in California, Florida and Ontario, Canada. Subject to a net working capital adjustment at the closing, the aggregate purchase price for the acquisition is approximately $1.68 billion, including approximately $1.655 billion for the purchase of 102 communities, $9.0 million for the purchase of a community recently acquired by Carefree Communities and approximately $16.0 million for the purchase of manufactured homes and park models. As consideration for the acquisition, the Operating Partnership will assume approximately $1.0 billion of debt, the Company will issue the Seller $225.0 million in shares of the Company’s common stock (the “Acquisition Shares”) at an issuance price of $67.57 per share, and the Operating Partnership will pay the balance of the purchase price in cash.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the Company acquired the Communities on December 31, 2015. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 is presented as if the Company had acquired the Communities on January 1, 2015. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results. In the opinion of the Company’s management, the pro forma financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2015
(In thousands)

				Pro Forma
	December 31,	Pro Forma		December 31,
	2015 (A)	Adjustments		2015
ASSETS
Investment property, net	$3,721,115	$1,618,990	(B)	$5,340,105
Cash and cash equivalents	45,086	(40,000)		5,086
Inventory of manufactured homes	14,828	—		14,828
Notes and other receivables, net	47,972	—		47,972
Collateralized receivables, net	139,768	—		139,768
Other assets	221,782	(61,339)	(B), (C)	160,443
TOTAL ASSETS	$4,190,551	$1,517,651		$5,708,202

LIABILITIES
Debt	$2,320,049	$1,006,474	(D)	$3,326,523
Lines of credit	25,000	67,477	(E)	92,477
Distributions payable	41,265	—		41,265
Other liabilities	184,859	2,300	(B)	187,159
TOTAL LIABILITIES	2,571,173	1,076,251		3,647,424

Commitments and contingencies
Series A-4 preferred stock	61,732	—		61,732
Series A-4 preferred OP units	21,065	—		21,065
STOCKHOLDERS' EQUITY
Series A preferred stock	34	—		34
Common stock	584	71	(F), (G)	655
Additional paid-in capital	2,319,314	474,929	(F), (G)	2,794,243
Distributions in excess of accumulated earnings	(864,122)	(33,600)	(H)	(897,722)
Total Sun Communities, Inc. stockholders' equity	1,455,810	441,400		1,897,210
Noncontrolling interests:
Common and preferred OP units	82,538	—		82,538
Consolidated variable interest entities	(1,767)	—		(1,767)
Total noncontrolling interests	80,771	—		80,771
TOTAL STOCKHOLDERS' EQUITY	1,536,581	441,400		1,977,981
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,190,551	$1,517,651		$5,708,202

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SUN COMMUNITIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(In thousands, except per share data)

					Pro Forma
	Year Ended				Year Ended
	December 31,	Carefree	Pro Forma		December 31,
	2015 (I)	Portfolio	Adjustments		2015
REVENUES
Income from real property	$506,078	$131,541	$14,418	(J), (K)	$652,037
Utility income	—	10,765	(10,765)	(J)	—
Revenue from home sales	79,728	1,849	14,229	(J)	95,806
Rental home revenue	46,236	6,984	—		53,220
Ancillary revenues	24,532	—	4,112	(J)	28,644
Interest	15,938	—	—		15,938
Brokerage commissions and other, net	2,219	4,561	(3,732)	(J)	3,048
Total revenues	674,731	155,700	18,262		848,693

COSTS AND EXPENSES
Property operating and maintenance	135,797	57,536	(3,330)	(J)	190,003
Real estate taxes	34,714	11,537	217	(J)	46,468
Cost of home sales	58,941	—	13,172	(J)	72,113
Rental home operating and maintenance	24,956	—	3,179	(J)	28,135
Ancillary expenses	17,519	—	3,589	(J)	21,108
General and administrative - real property	40,235	—	—		40,235
General and administrative - home sales and rentals	14,696	—	—		14,696
Transaction costs	17,803	—	(208)	(L)	17,595
Depreciation and amortization	177,637	—	37,486	(M)	215,123
Extinguishment of debt	2,800	—	—		2,800
Interest	107,659	34,454	3,210	(N)	145,323
Interest on mandatorily redeemable debt	3,219	—	—		3,219
Total expenses	635,976	103,527	57,315		796,818

Income before gain on dispositions, income taxes and distributions from affiliate	38,755	52,173	(39,053)		51,875
Gain on disposition of properties, net	125,376	—	—		125,376
Provision for state income taxes	(158)	—	—		(158)
Income tax expense - reduction of DTA	(1,000)	—	—		(1,000)
Distributions from affiliate	7,500	—	—		7,500
Net income	170,473	52,173	(39,053)		183,593
Less: Preferred returns to preferred OP units	4,973	—	—		4,973
Less: Amounts attributable to noncontrolling interests	10,054	—	(1,474)	(O)	8,580
Net income attributable to Sun Communities, Inc.	155,446	52,173	(37,579)		170,040
Less: Series A preferred stock distributions	13,793	—	—		13,793
Less: Preferred stock redemption costs	4,328	—	—		4,328
Net income attributable to Sun Communities, Inc. common stockholders	$137,325	$52,173	$(37,579)		$151,919

Weighted average common shares outstanding:
Basic	53,686		7,143	(P)	60,829
Diluted	53,702		7,143	(P)	60,845

Earnings per share:
Basic	$2.53				$2.47
Diluted	$2.52				$2.47
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SUN COMMUNITIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)	Derived from the Company's audited consolidated balance sheet as of December 31, 2015.
(B)
Represents pro forma adjustments for the anticipated acquisition of the Communities. The fair value purchase price of $1.680 billion has preliminarily been allocated to investment property, net ($1.619 billion), other assets ($65.0 million of in-place leases), and fair value adjustment on assumed leases ($2.3 million below market lease intangible). Final estimates and purchase price allocations will be in accordance with ASC 805, Business Combinations, using the fair values as of the acquisition's closing date.

(C)
Other assets also includes a pro forma adjustment for the use of $126.3 million of deferred proceeds from 2015 dispositions to be applied to the total purchase price in addition to the cash, debt and securities indicated, in addition to the $65.0 million of in-place leases noted in (B). The use of the deferred proceeds from the 1031 exchange will require the Company to incur a nominal fee.

(D)
Represents the pro forma adjustment for assumed debt of $1.005 billion which includes $60.5 million of fixed rate debt with a weighted average interest rate of 5.15% and a weighted average maturity of 1.72 years, as well as $944.2 million of variable rate debt with a weighted average interest rate of 3.63% and a weighted average maturity of 3.53 years. The fixed rate assumed debt would require a fair value mark to market adjustment which has been estimated at $1.7 million.

(E)
Represents the pro forma adjustments for borrowing under the line of credit to fund the balance of the estimated purchase price not funded from the securities issued to Carefree, debt assumed, use of deferred proceeds available, available cash and the estimated net proceeds from a common stock equity offering.

(F)
Represents the pro forma adjustment for the common stock consideration issued to Carefree of approximately $225.0 million. Approximately 3.383 million shares ($0.01 par value) with an estimated fair value of $66.50 per share.

(G)
Represents the pro forma adjustment for the net proceeds from a common stock equity offering of approximately $250.0 million. Approximately 3.759 million shares ($0.01 par value) with an estimated fair value of $66.50 per share.

(H)	Represents the pro forma adjustment for transaction and closing costs estimated at 2.0% of the fair value purchase price.
(I)	Derived from the Company's audited consolidated statement of operations for the year ended December 31, 2015.
(J)
Represents pro forma adjustments to reclassify certain items included in the combined statements of revenues and certain operating expenses to conform with the Sun Communities, Inc. consolidated statement of operations and annualized pro forma adjustments for communities included in the combined statements of revenues and certain operating expenses that were not owned by Carefree for a full calendar year in 2015.

(K)	Represents pro forma adjustment for the amortization of the estimated fair value adjustment of assumed leases over an estimated useful life of 7 years of $0.3 million.
(L)	Represents pro forma adjustment for transaction costs related to the Carefree acquisition included in the Sun Communities, Inc. consolidated statement of operations.
(M)
Represents pro forma adjustment for depreciation and amortization of the fair value purchase price allocations to investment property, net and in-place leases using the straight-line method over the useful life of 30 years for land improvements and buildings, 40 years for acquired leasehold interests, 7 years for personal property and 7 years for in-place leases. It is the Company's policy to record a half year of depreciation on land improvements, buildings, leasehold interests and personal property in the year acquired or placed in service.

(N)	Represents the pro forma adjustment to interest expense for the anticipated debt transactions described in (D) and (E).
(O)
Represents the proportionate share of income to non controlling interests attributable to the pro forma adjustments presented. The noncontrolling interest allocation percentage incorporates the proposed issuance of equity securities included in the pro forma adjustments.

(P)
Represents the pro forma adjustments for the common equity consideration anticipated to be issued in (F) and (G). The pro forma adjustments assume the common equity is issued on January 1, 2015 and is outstanding for the year ended December 31, 2015.

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